Exhibit 10.40

STOCK PURCHASE AGREEMENT

by and between

Yahoo! Inc.

and

Terry S. Semel

Dated as of April 16, 2001

STOCK PURCHASE AGREEMENT

             THIS STOCK PURCHASE AGREEMENT is made and entered into as of April 16, 2001, by and between Yahoo! Inc., a Delaware corporation (“Yahoo!”), and Terry S. Semel, an individual residing in Los Angeles, California (“Purchaser”).

             THE PARTIES AGREE AS FOLLOWS:

ARTICLE I
SALE OF STOCK

             Section 1.1       Sale of Stock.  Subject to the terms and conditions of this Agreement, on the Purchase Date (as defined below) Yahoo! will issue and sell to Purchaser, and Purchaser agrees to purchase from Yahoo!, 1,000,000 (One Million) shares of Yahoo!’s Common Stock (the “Shares”) at a purchase price of U.S.$17.62 per Share for a total purchase price of U.S.$17,620,000.00.

             Section 1.2       Purchase.  The purchase and sale of the Shares under this Agreement shall occur at the principal office of Yahoo! simultaneously with the execution of this Agreement by the parties or on such other date as the Company and Purchaser shall agree (the “Purchase Date”).  On the Purchase Date, Yahoo! will deliver to Purchaser a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name) against payment of the purchase price therefor by Purchaser by check made payable to Yahoo! or wire transfer of immediately available funds.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF YAHOO!

             Yahoo! hereby represents and warrants to Purchaser as follows:

             Section 2.1       Organization  Yahoo! is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

             Section 2.2       Valid Issuance of Common Stock. The Shares, when issued and paid for in accordance with this Agreement, will be duly authorized, validly issued, fully paid, and non-assessable.

             Section 2.3       Authority.  Yahoo! has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Yahoo!  This Agreement has been duly executed and delivered by Yahoo!, and constitutes the valid and binding obligation of Yahoo!, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASER

             Purchaser hereby represents and warrants to Yahoo! as follows:

             Section 3.1       Authority.  Purchaser has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement, including the acquisition of the Shares.  The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Purchaser.  This Agreement has been duly executed and delivered by Purchaser, and constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

             Section 3.2       Purchase Entirely for Own Account.  The Shares to be acquired by Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  Purchaser further represents that he does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

             Section 3.3       Investment Experience.  Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”).  Purchaser is aware of Yahoo!’s business affairs and financial condition and has had access to and has acquired sufficient information about Yahoo! to reach an informed and knowledgeable decision to acquire the Shares.  Purchaser has such business and financial experience as is required to give him the capacity to protect his own interests in connection with the purchase of the Shares.

             Section 3.4       Restricted Securities. Purchaser understands that the Shares are characterized as “restricted securities” under applicable U.S. federal and state securities laws inasmuch as they are being acquired from Yahoo! in a transaction not involving a public offering and that, pursuant to these laws and applicable regulations, Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission (the “SEC”), and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to Yahoo! which are outside of Purchaser’s control, and which Yahoo! is under no obligation and may not be able to satisfy.  In this connection, Purchaser represents that he is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

             Section 3.5       Legends.  Purchaser understands that the Shares, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

                           (a)         “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

                           (b)        Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

ARTICLE IV
MISCELLANEOUS

             Section 4.1       Governing Law.  This Agreement shall be governed in all respects by the laws of the State of Delaware (without reference to its conflicts of laws principles).

             Section 4.2       Survival.  The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

             Section 4.3       Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

             Section 4.4       Entire Agreement; Amendment.  This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Yahoo! and Purchaser.

             Section 4.5       Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice.

             Section 4.6       Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

             Section 4.7       California Corporate Securities Law.  THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.  THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

             Section 4.8       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.  Such facsimile copies shall constitute enforceable original documents.

             Section 4.9       Attorneys’ Fees.  If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party, the reasonable attorneys’ fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding or negotiation to avoid such action or proceeding.

             IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth in the first paragraph hereof.

YAHOO! INC.

By: /s/ Timothy Koogle
Title: Chairman and Chief Executive Officer

Address:

3420 Central Expressway
Santa Clara, CA 95051

PURCHASER:

Terry S. Semel
/s/ Terry S. Semel

(Signature)

Address:

c/o T.A.G. Partners LLC
9460 Wilshire Blvd.
Suite 600
Beverly Hills, CA 90212